SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


         Date of Report (Date of earliest event reported): July 15, 1998


                             Terrace Holdings, Inc.
             (Exact name of registrant as specified in its charter)



         Delaware                      0-27132                  65-0594270
         --------                      -------                  ----------
(State or other jurisdiction        (Commission               (IRS Employer
 of incorporation)                   File Number)           Identification No.)



               1351 N.W. 22nd Street, Pompano Beach, Florida 33069
               ---------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:    954-917-7272
                                                       ------------



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Item 2.  Acquisition or Disposition of Assets
---------------------------------------------

         On July 15, 1998, Terrace Holdings, Inc. (the "Registrant") consummated an agreement with Banner Beef and Seafood Co., Inc. ("Banner") in which the Registrant acquired substantially all of Banner's assets subject to certain liabilities. Banner is a Miami, Florida-based custom value added processor of meat, seafood and poultry that manufactures and sells food service products to retail and discount supermarkets, restaurants, airlines and other industries.. The assets and liabilities were assigned to a wholly-owned subsidiary of the Registrant which changed its name to Banner. The Closing of this transaction took place on July 15, 1998.

         The consideration given by the Registrant for the acquisition of the above assets, arrived at through arms length negotiations between the parties was paid at Closing and consisted of $1,800,000 in cash and payments of an aggregate of approximately $660,000 to pay certain of Banner's indebtedness.

         The former Banner Beef and Seafood Co., Inc., has been in business since 1965. As part of the acquisition, the Registrant also acquired the land and building at 1111 N.W. 21st Terrace, Miami, Florida, where the Banner business and offices are located. In addition, the Registrant has entered into a lease for the building and real estate located at 6601 N.W. 37th Avenue, Hialeah, Florida, where the Banner seafood operations are housed. This facility is approximately 22,000 square feet of processing, warehouse and office space and is leased at approximately $120,000 per year. During the term of this lease, provided it is not in default, the Registrant has an option to purchase this property for the lesser of $1,270,000 or its independently appraised value. The owners of this real estate are the two principal shareholders of the former Banner Beef and Seafood Co., Inc., each of whom has executed a Non-Competition Agreement with the Registrant. The Registrantbelieves that the current Banner facilities are adequate for its operations for the reasonably foreseeable future.

         The Registrant has entered into a five year employment agreement with Mr. Manuel Jimenez, a shareholder of the former Banner Beef and Seafood Company, Inc., and its Chief Operating Officer, under which Mr. Jimenez will serve as the President of the Registrant's Banner subsidiary.











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Item 5.  Other Events
---------------------

         On July 15, 1998, the Registrant consummated a Revolving Credit, Loan and Security Agreement with IBJ Schroder Business Credit Corporation which provides to the Registrant and its wholly-owned subsidiaries up to an aggregate of $6,000,000 in senior secured financing, the proceeds of which were and will be used for (i) repayment of the Registrant's senior indebtedness, (ii) the Banner Acquisition, and (iii) ongoing working capital.

         On June 25, 1998, the Registrant issued to a private investor $2,625,000 principal amount of 12% Convertible Subordinated Notes ("Notes"), and warrants to purchase 400,000 shares of Common Stock of the Registrant. The proceeds from the sale of the Notes ($2,500,000 net) have been added to the working capital of the Registrant. The Notes will be repaid from the first net proceeds, if any, received by the Registrant from the exercise of its $4.00 warrants at a temporary reduced $1.25 per share exercise price. A 60-day temporary reduced exercise price period begins upon effectiveness of the Registrant's registration statement currently pending at the Securities and Exchange Commission ("Temporary Exercise Period"). At any time subsequent to the expiration of the 60-day Temporary Exercise Period, the Notes are convertible at the option of the private investor, at the rate of one share of Common Stock for each $1.25 of principal and accrued but unpaid interest, and the warrants are exercisable at a price of $1.25 per share of Common Stock. Atany time subsequent to the Temporary Exercise Period, any Notes not then converted or repaid, will be converted by the Registrant, into up to 2,100,000 shares of Redeemable Convertible 8% Cumulative Preferred Stock ("Preferred Stock") of the Registrant. The Notes, warrants and Preferred Stock issued or to be issued to the private investor are subject to anti-dilution adjustments, registration rights, interest and dividend adjustment and payment by the Registrant of certain fees and expenses in connection with the transaction. In addition, the Registrant has granted to such private investor an option expiring no later than December 31, 1998, to purchase 500,000 shares of the Registrant's Common Stock at a price to be determined on the basis of the average closing price for the Registrant's Common Stock for the ten trading days immediately following the expiration of the temporary reduced exercise price described above.
















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Item  7.  Financial Statements and Exhibits

          (a) Financial Statements of Businesses  Acquired.

              4. It is impracticable to provide the required financial statements for Banner at this time. The Registrant intends to file the Banner financial statements in an amendment hereto within 60 days of filing this report.


          (b) Pro Forma Financial Information.

         It is impracticable to provide the required pro forma financial statements for the Registrant and Banner at this time. However, the Registrant intends to file such required pro forma financial statements in an amendment hereto within 60 days of the filing of this report.


          (c)  Exhibits.

              2. Asset Acquisition Agreement between Terrace Holdings, Inc. and Banner Beef and Seafood Co., Inc. dated June 25, 1998.*

              4. Certificate of Designation of Rights and Preferences of "Series B" Preferred Stock.

              10.1 Form of Employment Agreement between Terrace Holdings, Inc. and Manuel Jimenez.

              10.2 Agreement between Terrace Holdings Inc. and a private investor dated June 25, 1998.*

              10.3 Revolving Credit, Loan and Security Agreement dated July 15, 1998.

              27.    Financial Data Schedule (To be filed by amendment)

              27.1 Financial Statements of Banner Beef and Seafood Co., Inc. (To be filed by amendment)

* Incorporated herein by reference to the Registrant's Registration Statement on Form SB-2 (Commission File No. 333-45195).






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         TERRACE HOLDINGS, INC.
                                         ----------------------
                                             (Registrant)


Date: July 30, 1998
                                         By: /s/ Jonathan S. Lasko
                                             -----------------------------
                                                 Jonathan S. Lasko
                                                 Executive Vice President


























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